EXHIBIT 10.5

                FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AMENDMENT is made and entered into effective February 23, 2000, by and between ALLIED WASTE INDUSTRIES, INC., a Delaware corporation ("Company") and HENRY L. HIRVELA ("Executive").

                                   WITNESSETH:

         WHEREAS, the Company and the Executive are parties to an Executive Employment Agreement which was made effective January 1, 1999 ("Agreement"); and

         WHEREAS, the Company and the Executive now desire to amend the Agreement.

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

         1. The Company and the Executive intend to recognize and reward the Executive for his unique and valuable experience and expertise with respect to finance, acquisitions and divestitures. In addition, the Company and the Executive wish to ensure that the Company is able to continue to utilize the Executive's services in this area in the event the Agreement is terminated either by the Executive for Good Reason or by the Company Without Cause.

         2. Subsection 6.3(a) is hereby amended and restated in its entirety to read as follows:

         (a) the Company and the Executive shall enter into a consulting agreement for a term of twenty-six and one-half (26 1/2) months from the Date of Termination, pursuant to which:

                  (1) the Executive, in his capacity as an independent contractor, shall perform such duties and have such responsibilities as may from time to time be assigned to the Executive by the Company's Chief Executive Officer and agreed to by the Executive;

                  (2) the Executive shall receive aggregate compensation in the amount of Two Million Dollars ($2,000,000.00), payable in twenty-six (26) monthly installments in the amount of Seventy-Five Thousand Dollars ($75,000.00), together with a final installment in the amount of Fifty Thousand Dollars ($50,000.00);

                  (3) at the end of the term, the Executive shall receive all compensation previously deferred by the Executive and not yet paid by the Company (unless such payment is inconsistent with the terms of any payment election made by the Executive with respect to such deferred compensation);

                  (4) all stock options and other incentive awards granted to the Executive by the Company shall remain exercisable, and shall continue to vest in accordance with their terms, until the earlier of (A) the last day of the term of the consulting agreement or (B) May 15, 2002;

                  (5) the terms and provisions of Sections 7 through 11 shall continue through (and, where relevant, after) the term of the consulting agreement in the same manner as if the last day of that term were the Date of Termination;

                  (6) in the event of the Executive's death during the term, the Executive's estate shall be entitled to receive the balance of the Two Million Dollars ($2,000,000.00) aggregate compensation to which the Executive is entitled.

         3.       Subsection 6.3(d) is hereby deleted in its entirety.

         4. In all other respects, the terms and conditions of the Agreement remain in full force and effect.

         DATED:  February 23, 2000.


                                       ALLIED WASTE INDUSTRIES, INC.

                                       By
                                         --------------------------------------
                                         Steven M. Helm, Vice President, Legal

                                                                     "Company"



                                       HENRY L. HIRVELA

                                       By
                                         --------------------------------------
                                         Henry L. Hirvela, Vice President, Chief
                                         Executive Officer

                                                                   "Executive"